AMTECH SYSTEMS, INC. AND SUBSIDIARIES
                      -------------------------------------
                                   EXHIBIT 11
                                   ----------
                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                 -----------------------------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
              -----------------------------------------------------

--------------------------------------------------------------------------------
                                              1997         1996         1995
                                           ----------   ----------   ----------
         PRIMARY
--------------------------

Average number of common shares
  outstanding                               4,168,111    4,175,728    3,802,853
Incremental shares attributable
  to warrants/options                            --      2,165,299         --
                                           ----------   ----------   ----------

Total shares used in the calculation        4,168,111    6,341,027    3,802,853
                                           ==========   ==========   ==========


Income from continuing operations          $  237,709   $  197,591   $  171,053
Interest net of tax assumed to be earned
  on additional short-term investments           --        145,981         --
                                           ----------   ----------   ----------

Income from continuing operations
  as adjusted                              $  237,709   $  343,572   $  171,053
                                           ==========   ==========   ==========


Earnings per share - continuing*           $      .06   $      .05   $      .04


Net income                                 $  237,709   $  508,683   $  226,568
Interest net of tax assumed to be earned
  on additional short-term investments           --        145,981         --
                                           ----------   ----------   ----------

Net income as adjusted                     $  237,709   $  654,664   $  226,568
                                           ==========   ==========   ==========


Earnings per share*                        $      .06   $      .10   $      .06



* For fiscal 1997 and 1995, there were no incremental shares or earnings included in the calculation of earnings per share, because under the modified treasury stock method the warrants and stock options were anti-dilutive.

                      AMTECH SYSTEMS, INC. AND SUBSIDIARIES
                      -------------------------------------
                             EXHIBIT 11 - CONTINUED
                             ----------------------
                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                 -----------------------------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
              -----------------------------------------------------


--------------------------------------------------------------------------------
                                              1997         1996         1995
                                           ----------   ----------   ----------
       FULLY DILUTED
------------------------------

Average number of common shares
  outstanding                               4,168,111    4,175,728    3,802,853
Incremental shares attributable
  to warrants/options                            --      2,165,299         --
                                           ----------   ----------   ----------

Total shares used in the calculation        4,168,111    6,341,027    3,802,853
                                           ==========   ==========   ==========



Income from continuing operations          $  237,709   $  197,591   $  171,053
Interest net of tax assumed to be earned
  on additional short-term investments           --        134,072         --
                                           ----------   ----------   ----------

Income from continuing operations
  as adjusted                              $  237,709   $  331,663   $  171,053
                                           ==========   ==========   ==========


Earnings per share - continuing*           $      .06   $      .05   $      .04


Net income                                 $  237,709   $  508,683   $  226,568
Interest net of tax assumed to be earned
  on additional short-term investments           --        134,072         --
                                           ----------   ----------   ----------

Net income as adjusted*                    $  237,709   $  642,755   $  226,568
                                           ==========   ==========   ==========


Earnings per share                         $      .06   $      .10   $      .06



* For fiscal 1997 and 1995, there were no incremental shares or earnings included in the calculation of earnings per share, because under the modified treasury stock method the warrants and stock options were anti-dilutive.